Exhibit 99.1

CHROMADEX CORPORATION REPORTS 2019 FINANCIAL RESULTS

Fourth Quarter 2019 Highlights vs. Fourth Quarter 2018

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Strong growth in net sales to $13.1 million, higher gross margins, and significantly improved marketing efficiency year-over-year.
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TRU NIAGEN net sales of $10.2 million, a 57% increase year-over-year.
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Net loss per share of ($0.15) as reported, or non-GAAP net loss per share of ($0.11) excluding a $0.04 per share charge related to the non-cash write-off of Elysium receivable as bad debt expense.
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Expanded distribution rights with Matakana in Australia and secured partnership with a leading health and beauty retailer to launch in over 200 U.K. stores in 2020.

Full Year 2019 Highlights vs. Full Year 2018

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Net sales of $46.3 million, a 47% increase year-over-year, with TRU NIAGEN sales of $31.6 million.
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Gross margins of 55.7%, a 480 basis point increase year-over-year.
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Lower selling and marketing expense as a percentage of net sales (39.4% in 2019 versus 52.4% in 2018).
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Expanded TRU NIAGEN business globally with retail and e-commerce launches in Canada, and cross border launches on TMall in China and Amazon in Japan.
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Achieved regulatory milestones with approvals in Europe and Australia.
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Built upon strong foundation of science with 15 new research collaborations and the addition of Dr. Brunie Felding to the ChromaDex Scientific Advisory Board.  Chief Scientific Advisor, Dr. Charles Brenner received a research grant from the Bill & Melinda Gates Foundation.
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TRU NIAGEN awarded ‘Ingredient of the Year: Healthy Aging’ by NutraIngredients-USA and ‘Most Favourite Brand’ among Watsons Hong Kong Loyalty Members. ChromaDex awarded Nutritional Outlook’s 2019 “Best of Industry” Ingredient Supplier Award for NIAGEN.

LOS ANGELES, March 10, 2020 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported fourth quarter 2019 financial results.

“We delivered strong performance across key metrics in 2019, secured regulatory approval in the EU and Australia, and published the sixth human clinical study demonstrating the safety and efficacy of Niagen,” said ChromaDex CEO Rob Fried. “By achieving these commercial, regulatory, and scientific milestones, we continue to make great progress against our financial and strategic goals.”

Results of operations for the three months ended December 31, 2019

For the three months ended December 31, 2019 (“Q4 2019”), ChromaDex reported net sales of $13.1 million, up 44% compared to $9.1 million in the fourth quarter of 2018 ("Q4 2018"). The increase in Q4 2019 revenues was driven by growth in sales of TRU NIAGEN and NIAGEN ingredient revenues.

Gross margin increased by 510 basis points to 57.0% in Q4 2019 compared to 52.0% in Q4 2018. The increase in gross margin was driven by the positive impact of increased TRU NIAGEN consumer product sales.

Operating expenses increased by $3.4 million to $16.3 million in Q4 2019, compared to $13.0 million in Q4 2018. The increase in operating expenses was driven by an increase of $3.1 million in general and administrative expense, and an increase of $0.5 million of selling and marketing expense, partially offset by $0.1 million of lower R&D expense. The increase in general and administrative expense was driven by $2.2 million of bad debt expense related to the write-off of an Elysium receivable. This reflects conservative accounting treatment and not the potential return on investment in litigation matters.

The net loss for Q4 2019 was ($8.9) million or ($0.15) per share as reported compared to a net loss of ($8.2) million or ($0.15) per share for Q4 2018 as reported. Non-GAAP net loss per share was ($0.11) excluding a $2.2 million, or $0.04 per share, non-cash charge related to the write-off of the Elysium receivable as bad debt in Q4 2019.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($2.1) million for Q4 2019, compared to a loss of ($4.0) million for Q4 2018, a $1.9 million improvement.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense.

For Q4 2019, the net cash used in operating activities was ($0.6) million versus ($5.1) million in Q4 2018.

Results of operations for the year ended December 31, 2019

For the full year ended December 31, 2019 (“FY 2019”), ChromaDex reported net sales of $46.3 million, up 47% compared to $31.6 million in the full year ended December 31, 2018 ("FY 2018"). The increase in FY 2019 revenues was driven by growth in sales of TRU NIAGEN.

Gross margin increased by 480 basis points to 55.7% in FY 2019 compared to 50.9% in FY 2018. The increase in gross margin was driven by the positive impact of increased TRU NIAGEN consumer product sales.

Operating expenses increased by $7.9 million to $57.1 million in FY 2019, compared to $49.2 million in FY 2018. The increase in operating expenses was driven by an increase of $7.2 million in general and administrative expense, and an increase of $1.7 million of selling and marketing expense, partially offset by $1.1 million of lower R&D expense. The increase in general and administrative expense was driven by $2.2 million of bad debt expense related to the write-off of an Elysium receivable, higher legal costs of $1.5 million and higher royalty expense of $1.0 million.

The net loss for FY 2019 was ($32.1) million or ($0.56) per share as reported compared to a net loss of ($33.3) million or ($0.61) per share for FY 2018 as reported. For FY 2019, the reported loss was negatively impacted by a non-cash charge of $7.2 million related to stock-based compensation and $2.2 million related to the write-off of Elysium-related bad debt. Non-GAAP net loss per share was ($0.52) excluding a $2.2 million, or $0.04 per share, non-cash charge related to the write-off of the Elysium receivable as bad debt in Q4 2019.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($8.8) million for FY 2019, compared to a loss of ($16.2) million for FY 2018, a $7.4 million improvement. The $7.4 million improvement was primarily driven by higher sales and gross margins, partially offset by higher marketing and selling expense and general and administrative expense.

For full year 2019, the net cash used in operating activities was ($20.4) million versus ($20.9) million for the same period in the prior year. The Company ended the year of 2019 with cash of $18.8 million.

2020 Outlook

Looking forward, the Company expects revenue growth to be driven primarily by its U.S. ecommerce and Watsons international business, as well as the launch of TRU NIAGEN® with other partners and distributors in new international markets, including U.K. and Australia, and new platforms, including Persona Nutrition, which was recently acquired by Nestlé Health Science.  The Company expects continued gross margin improvement driven by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020. The Company expects lower selling, marketing and advertising as well as general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on our fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the fourth quarter results and provide a general business update on Tuesday, March 10, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Tue., March 10, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: (866) 211-3191

International dial-in number: (647) 689-6604
Conference ID: 7665464
Webcast link: ChromaDex Fourth Quarter 2019 Earnings Conference Call
The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.

Toll-free replay number: (800) 585-8367
Replay ID: 7665464

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

Adjusted EBITDA excluding total legal expense excludes interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health, and total legal expense. ChromaDex also provides non-GAAP net loss per share, which excludes bad debt expense related to Elysium Health. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. ChromaDex believes the presentation of its non-GAAP financial measures enhances the overall understanding of the company’s historical financial performance. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to future revenue growth being driven by ChromaDex’s U.S. ecommerce and Watsons’ international business, launching TRU NIAGEN in certain new international markets and platforms, including Persona Nutrition, the expectations of gross margin improvement, the expectations of lower selling, marketing and advertising expenses and lower general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on fixed overhead costs driven by organizational realignment initiatives, the expectations of product design changes implemented in late 2019 and additional supply chain cost savings initiatives in 2020 and the outcome of ongoing litigation. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of FP&A and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Senior Director of Global Corporate Communications
310-388-6706 ext. 689
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries
Consolidated Statements of Operations
Three Months Ended December 31, 2019 and December 31, 2018
(In thousands, except per share data)

	Three Months Ended
	Dec. 31, 2019	Dec. 31, 2018

Sales, net	$13,089	$9,067
Cost of sales	5,624	4,356

Gross profit	7,465	4,711

Operating expenses:
Sales and marketing	5,108	4,658
Research and development	1,139	1,275
General and administrative	10,078	6,943
Other	-	75
Operating expenses	16,325	12,951

Operating loss	(8,860)	(8,240)

Nonoperating income:
Interest income, net	7	22
Nonoperating income	7	22

Net loss	(8,853)	(8,218)

Basic and diluted loss per common share:	$(0.15)	$(0.15)

Basic and diluted weighted average common shares outstanding	59,650	55,203

See Notes to Consolidated Financial Statements in Part II Item 8 of ChromaDex's Annual Report
on Form 10-K filed with Securities and Exchange Commission on March 10, 2020.

ChromaDex Corporation and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2019 and December 31, 2018
(In thousands, except per share data)

	2019	2018

Sales, net	$46,291	$31,557
Cost of sales	20,522	15,502

Gross profit	25,769	16,055

Operating expenses:
Sales and marketing	18,216	16,537
Research and development	4,420	5,478
General and administrative	34,308	27,137
Other	125	75
Operating expenses	57,069	49,227

Operating loss	(31,300)	(33,172)

Nonoperating expense:
Interest expense, net	(847)	(79)
Other	-	(65)
Nonoperating expenses	(847)	(144)

Net loss	(32,147)	(33,316)

Basic and diluted loss per common share:	$(0.56)	$(0.61)

Basic and diluted weighted average common shares outstanding	57,056	55,006

See Notes to Consolidated Financial Statements in Part II Item 8 of ChromaDex's Annual Report
on Form 10-K filed with Securities and Exchange Commission on March 10, 2020.

ChromaDex Corporation and Subsidiaries
Consolidated Balance Sheets
December 31, 2019 and December 31, 2018
(In thousands, except per share data)

	Dec. 31, 2019	Dec. 31, 2018
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$18,812	$22,616
Trade receivables, net of allowances of $2.8 million and $0.5 million, respectively;
Receivables from Related Party: $0.8 million and $0.7 million, respectively	2,175	4,359
Contract assets	-	56
Receivable held at escrow, net of allowance of $0.1 million	-	677
Inventories	11,535	8,249
Prepaid expenses and other assets	996	577
Total current assets	33,518	36,534

Leasehold Improvements and Equipment, net	3,765	3,585
Intangible Assets, net	1,311	1,547
Right of Use Assets	891	-
Other Long-term Assets	762	566

Total assets	$40,247	$42,232

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$9,626	$9,548
Accrued expenses	4,415	4,444
Current maturities of operating lease obligations	595	-
Current maturities of finance lease obligations	258	173
Contract liabilities and customer deposits	169	275
Total current liabilities	15,063	14,440

Deferred Revenue	3,873	-
Operating Lease Obligations, Less Current Maturities	848	-
Finance Lease Obligations, Less Current Maturities	18	137
Deferred Rent	-	477

Total liabilities	19,802	15,054

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding December 31, 2019 59,562 shares and
December 31, 2018 55,089 shares	60	55
Additional paid-in capital	142,285	116,876
Accumulated deficit	(121,900)	(89,753)
Total stockholders' equity	20,445	27,178

Total liabilities and stockholders' equity	$40,247	$42,232

See Notes to Consolidated Financial Statements in Part II Item 8 of ChromaDex's Annual Report
on Form 10-K filed with Securities and Exchange Commission on March 10, 2020.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

1. Adjusted EBITDA
Year ended December 31, 2019

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Full Year 2019
(In thousands)
Net loss, as reported	$(8,337)	$(7,755)	$(7,202)	$(8,853)	$(32,147)
Adjustments:
Interest (income) expense	(35)	575	314	(7)	847
Depreciation	173	190	196	203	762
Amortization of intangibles	61	61	62	62	246
Amortization of right of use assets	138	141	144	92	515
Share-based compensation	2,029	1,759	1,687	1,697	7,172
Severance and restructuring	-	-	-	200	200
Elysium-related bad debt expense	-	-	-	2,233	2,233
Adjusted EBITDA	$(5,971)	$(5,029)	$(4,799)	$(4,373)	$(20,172)

Total legal expense	3,250	2,926	2,944	2,226	11,346

Adjusted EBITDA excluding total legal expense	$(2,721)	$(2,103)	$(1,855)	$(2,147)	$(8,826)

Year ended December 31, 2018

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Full Year 2018
(In thousands)
Net loss, as reported	$(8,443)	$(8,050)	$(8,605)	$(8,218)	$(33,316)
Adjustments:
Interest (income) expense	44	48	9	(22)	79
Depreciation	121	146	169	171	607
Amortization of intangibles	58	58	59	60	235
Share-based compensation	1,258	1,811	1,317	1,985	6,371
Adjusted EBITDA	$(6,962)	$(5,987)	$(7,051)	$(6,024)	$(26,024)

Total legal expense	2,973	2,079	2,723	2,045	9,820

Adjusted EBITDA excluding total legal expense	$(3,989)	$(3,908)	$(4,328)	$(3,979)	$(16,204)

2. Net loss per share

	3 Months Ended	Year Ended
	Dec. 31, 2019	Dec. 31, 2019

Net loss per share, as reported	$(0.15)	$(0.56)

Net loss per share related to $2.2 million write-off of the Elysium receivable as bad debt	(0.04)	(0.04)

Net loss per share, excluding $2.2 million write-off of the Elysium receivable as bad debt	$(0.11)	$(0.52)